Exhibit 99.3

Bonnie Ortega	Hanna Wagari
VP – Corporate Communications	VP – Sales and Marketing
Cardium Therapeutics, Inc.	Cardium Therapeutics, Inc.
Tel: (858) 436-1018	Tel: (858) 436-1042
Email: InvestorRelations@cardiumthx.com	Email: HWagari@cardiumthx.com

CARDIUM REPORTS ON NEW EXCELLAGEN-BASED STROMAL CELL

RESEARCH FOR WOUND HEALING WITH ORBSEN THERAPEUTICS

UNDER EUROPEAN FP7 REDDSTAR DIABETES INITIATIVE

SAN DIEGO, CA – August 6, 2013 – Cardium Therapeutics (NYSE MKT: CXM) today announced that it has entered into an agreement with Orbsen Therapeutics Ltd and the National University of Ireland, Galway, to utilize Cardium’s Excellagen® pharmaceutically-formulated gel as a delivery agent for Orbsen’s proprietary stromal cell therapy in pre-clinical studies for the potential treatment of diabetic foot ulcers. The research is being conducted by the Regenerative Medicine Institute (REMEDI), at the National University of Ireland Galway (NUIG), a world-class biomedical research centre focused on mesenchymal stromal cell (MSC) research. The research initiative is funded by REDDSTAR, a European Union Framework 7 (EU FP7) research collaboration focused on treating diabetes and its complications with a defined MSC therapy and enlisting academic and industry partners throughout Europe in the program (www.reddstar.eu).

Cardium’s FDA-cleared Excellagen is an aseptically-manufactured, quaternary fibrillar Type I bovine collagen homogenate that is configured into a staggered array of three-dimensional, triple helical, telopeptide-deleted, tropocollagen molecules. This linear array forms a flowable, biocompatible and bioactive structural matrix that promotes chemotaxis, cellular adhesion, migration and proliferation to stimulate tissue formation. The Excellagen homogenate represents a new product delivery platform that allows for the potential development of a portfolio of advanced tissue regeneration therapeutic opportunities that could include anti-infectives, antibiotics, peptides, proteins, small molecules, DNA, stem cells, differentiated cells and conditioned cell media.

About Excellagen

Excellagen is a syringe-based, professional-use, pharmaceutically-formulated 2.6% fibrillar Type I bovine collagen homogenate that functions as an acellular biological modulator to activate the wound healing process and significantly accelerate the growth of granulation tissue. Excellagen’s FDA clearance provides for very broad labeling including partial and full-thickness wounds, pressure ulcers, venous ulcers, diabetic ulcers, chronic vascular ulcers, tunneled/undermined wounds, surgical wounds (donor sites/graft, post-Mohs surgery, post-laser surgery, podiatric, wound dehiscence), trauma wounds (abrasions, lacerations, second-degree burns and skin tears) and draining wounds. Excellagen is intended for professional use following standard debridement procedures in the presence of blood cells and platelets, which are involved with the release of endogenous growth factors. Excellagen’s unique fibrillar Type I bovine collagen homogenate formulation is topically applied through easy-to-control, pre-filled, sterile, single-use syringes and is designed for application at only one-week intervals.

There have been important, positive findings reported by physicians using Excellagen as part of Cardium’s physician sampling, patient outreach and market “seeding” programs. In several case studies, physicians reported a rapid onset of the growth of granulation tissue in a wide array of wounds, including non-healing diabetic foot ulcers (consistent with the results of Cardium’s Matrix clinical study), as well as pressure ulcers, venous ulcers and Mohs surgical wounds. In certain cases, rapid granulation tissue growth and wound closure have been achieved with Excellagen following unsuccessful treatment with other advanced wound care approaches. From a dermatology perspective, a previously unexplored vertical market, remarkable healing responses have been observed following Mohs surgery for patients diagnosed with squamous and basal cell carcinomas, including deep surgical wounds extending to the periosteum (a membrane that lines the outer surface of bones). Additionally, because of the easy-use and platelet activating capacity, physicians have been employing Excellagen in severe non-healing wounds at near-amputation status, in combination with autologous platelet-rich plasma therapy and collagen sheet products. These case studies and positive physician feedback provide additional support of Excellagen’s potential utility as an important new tool to help promote the wound healing process. Excellagen case studies are available at http://www.excellagen.com/surgical-wounds.html.

About Orbsen Therapeutics

Orbsen Therapeutics Ltd. is a privately-held company founded in 2006 as a spin out from Ireland’s Regenerative Medicine Institute (REMEDI) in NUI Galway. As part of the PurStem EU FP7 program, Orbsen developed proprietary technologies (ORB1) that enable the prospective purification of highly defined and therapeutic stromal cells from several human tissues, including marrow, adipose tissue and umbilical cord. ORB1 stromal cells can be purified from several species including equine and murine tissues, enabling the development of defined equine MSC therapies for the first time. These novel aspects of the ORB1 technology place Orbsen at the leading edge of research, development and regulatory compliance of MSC therapies. The therapeutic ORB1 cells can be purified from a single human donor, expanded and frozen to generate many doses of high-margin, allogeneic (“off-the-shelf”) therapeutic products for indications with unmet need. Orbsen’s proprietary ORB1 MSC therapy is being developed for several indications, including inflammatory disease of the lungs and liver, diabetes, cardiovascular disorders, joint disease, kidney injury, tissue graft rejection and wound repair. For more information, please visit http://www.orbsentherapeutics.com/.

About The Regenerative Medicine Institute at NUI, Galway

The Regenerative Medicine Institute (REMEDI) is a world-class biomedical research centre focusing on gene therapy and stem cell research. REMEDI is a partnership involving scientists, clinicians, and engineers in academic centres and in industry. Researchers at REMEDI work together to combine the technologies of gene therapy and adult stem cell therapy with the aim of regeneration and repair of tissues. The unique feature of the research carried out at REMEDI is the novel integration of both therapies in a complementary research and development programme. Based in the National University of Ireland, Galway, REMEDI was established in 2003 through a Science Foundation Ireland (SFI) Centre for Science Engineering and Technology (CSET) award, and industry funding. The institute is located at the National Centre for Biomedical Engineering Science and incorporates the National Cell and Gene Vector Laboratory, a GMP grade vector and cell production facility. More information is available at http://www.nuigalway.ie/remedi/about-us.

About Cardium

Cardium is an asset-based health sciences and regenerative medicine company focused on the acquisition and strategic development of innovative products and businesses with the potential to address significant unmet medical needs and having definable pathways to commercialization, partnering or other economic monetizations. Cardium’s current portfolio includes LifeAgain medical data analytics, Tissue Repair Company, Cardium Biologics, and the Company’s To Go Brands® nutraceutical business. The Company’s lead commercial product, Excellagen® topical gel for wound care management, has received FDA clearance for marketing and sale in the United States. Cardium’s lead clinical development product candidate Generx® is a DNA-based angiogenic biologic intended for the treatment of patients with myocardial ischemia due to coronary artery disease. To Go Brands® develops, markets and sells dietary supplements through established regional and national retailers. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. For more information, visit www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that Excellagen can be effectively applied to a stromal stem cell formulation as a regenerative medicine therapeutic for the potential treatment of diabetic foot ulcers or that it can be successfully developed for this or any other therapeutic application; that case study observations will be reproducible or generalizable, or that results or trends observed in a clinical study or follow-on case studies will be reproduced in subsequent studies or in actual use; that new clinical studies will be successful or will lead to approvals or clearances from health regulatory authorities, or that approvals in one jurisdiction will help to support studies or approvals elsewhere; that the company can attract suitable commercialization partners for our products or that we or partners can successfully commercialize them; that our product or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive or blocked by third party proprietary rights or other means; that the products and product candidates referred to in this report or in our other reports will be successfully commercialized and their use reimbursed, or will enhance our market value; that new product opportunities or commercialization efforts will be successfully established; that third parties on whom we depend will perform as anticipated; that we can raise sufficient capital from partnering, monetization or other fundraising transactions to maintain our stock exchange listing or adequately fund ongoing operations; or that we will not be adversely affected by these or other risks and uncertainties that could impact our operations, business or other matters, as described in more detail in our filings with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

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Cardium Therapeutics®, Generx®, Cardionovo®, Tissue Repair™, Excellagen®, Excellarate™, LifeAgain™, Genedexa™, Neo-Apps®, MedPodium®, Neo-Energy®, Neo-Chill™ and Neo-Carb Bloc® are trademarks of Cardium Therapeutics, Inc. or Tissue Repair Company. To Go Brands®, High Octane®, Green Tea Energy Fusion™, Acai Natural Energy Boost™, Greens to Go®, Extreme Berries to Go®, Healthy Belly®, VitaRocks®, Smoothie Complete®, Trim Green Coffee Bean™, and Trim Energy®, are trademarks of To Go Brands, Inc. Other trademarks belong to their respective owners.